SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

Form S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AUTOZONE, INC.
(Exact name of registrant as specified in its charter)

         Nevada                                                                                           62-1482048
(State or other jurisdiction of                                                                                                      (I.R.S. Employer
incorporation or organization)                                                                                                      Identification No.)

123 South Front Street
Memphis, Tennessee 38103
(Address of Principal Executive Offices)(Zip Code)

AUTOZONE, INC.
AMENDED AND RESTATED
DIRECTOR COMPENSATION PLAN
(Full title of the plan)

Harry L. Goldsmith
Secretary
123 South Front Street
Memphis, Tennessee 38103
(Name and address of agent for service of process)

(901) 495-6500
(Telephone number, including area code,
of agent for service of process)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit[1]	Proposed maximum aggregate offering price[1]	Amount of registration fee
Common Stock $.01 par value	50,000	$25.4375	$1,271,875	$354

1Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low price for shares of the Registrant's Common Stock as reported on the New York Stock Exchange, Inc. composite tape on September 28, 1999.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

            The Registration Statement on Form S-8 (No. 333-48979) previously filed with the Securities and Exchange Commission on March 31, 1998, is hereby incorporated by reference.

            On March 16, 1999, the Board of Directors of the Registrant approved the AutoZone, Inc. Amended and Restated Director Compensation Plan (the "Plan") which increased the number of shares of Common Stock, $.01 par value, issuable under the Plan from 20,000 to 70,000. This Registration Statement is being filed to reflect the additional 50,000 shares to be issued under the Plan, as amended and restated.

Item 8. Exhibits

            4.1         AutoZone, Inc., Amended and Restated Director Compensation Plan.

            5.1         Opinion of Donald R. Rawlins, Assistant General Counsel of AutoZone, Inc.

            23.1       Consent of Ernst & Young LLP.

            23.2       Consent of Donald R. Rawlins, Assistant General Counsel of AutoZone, Inc.
                         (included in the opinion filed as Exhibit 5.1).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on October 1, 1999.

                                                                                                 AUTOZONE, INC.

                                                                                                  By: /s/ J.C. Adams, Jr.
                                                                                                         J.C. Adams, Jr.
                                                                                                         Chairman, Chief Executive Officer
                                                                                                         and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates indicated:

Signature	Title	Date
/s/ J.C. Adams, Jr. J.C. Adams, Jr.	Chairman, Chief Executive Officer, and Director (Principal Executive Officer)	October 1, 1999
/s/ Timothy D. Vargo Timothy D. Vargo	President, Chief Operating Officer, and Director	October 1, 1999
/s/ Robert J. Hunt Robert J. Hunt	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 1, 1999
/s/ William C. Rhodes, III William C. Rhodes, III	Vice President (Principal Accounting Officer)	October 1, 1999
/s/ Andrew M. Clarkson Andrew M. Clarkson	Director	October 1, 1999
/s/ N. Gerry House N. Gerry House	Director	October 1, 1999
/s/ J.R. Hyde, III J.R. Hyde, III	Director	October 1, 1999
/s/ James F. Keegan James F. Keegan	Director	October 1, 1999
/s/ Michael W. Michelson Michael W. Michelson	Director	October 1, 1999
/s/ Ronald A. Terry Ronald A. Terry	Director	October 1, 1999

EXHIBIT INDEX

            4.1         AutoZone, Inc., Amended and Restated Director Compensation Plan.

            5.1         Opinion of Donald R. Rawlins, Assistant General Counsel of AutoZone, Inc.

            23.1       Consent of Ernst & Young LLP.

            23.2       Consent of Donald R. Rawlins, Assistant General Counsel of AutoZone, Inc.
                         (included in the opinion filed as Exhibit 5.1).